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                                                                  EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


     As independent petroleum engineers, we hereby consent to the use of our name in this Form 10-K and the data extracted from our reports and the references to our firm appearing under the caption "BUSINESS AND PROPERTIES - Production and Reserve Information" and under the caption "SUPPLEMENTARY FINANCIAL DATA" in this Form 10-K.


                                                             RYDER SCOTT COMPANY
                                                             PETROLEUM ENGINEERS


Houston, Texas
March 12, 1996